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RP FINANCIAL, L.C.
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Financial Services Industry Consultants




                                                                  August 4, 2003

Board of Directors
Flatbush Federal Savings & Loan Association
   of Brooklyn
2146 Nostrand Avenue
Brooklyn, New York 11210

Members of the Board of Directors:

     We hereby consent to the use of our firm's name in the Form MHC-1 and the Form MHC-2, and any amendments thereto, for Flatbush Federal Savings & Loan Association of Brooklyn. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights in such filings, and the Registration Statement on Form SB-2, and any amendments thereto, including the prospectus of Flatbush Federal Bancorp, Inc.


                                                     Sincerely,


                                                     /s/ RP Financial, L.C.
                                                     RP FINANCIAL, L.C.













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